UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):           May 2, 2012

Aastrom Biosciences, Inc.

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(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
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(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
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(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(734) 418-4400

Not Applicable

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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At its Annual Meeting of Shareholders held on May 3, 2012 (the “Annual Meeting”), the shareholders of Aastrom Biosciences, Inc. (the “Company”) voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 16, 2012: (i) to elect Ronald M. Cresswell, Tim M. Mayleben, Alan L. Rubino, Nelson M. Sims, Harold C. Urschel, Jr. and Robert L. Zerbe as directors of the Company to each serve for a one-year term expiring at the Company’s annual meeting of shareholders in 2013 and until his successor has been elected and qualified (“Proposal 1”), (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 (“Proposal 2”), (iii) to approve an amendment to the Company 2009 Omnibus Incentive Plan (“Proposal 3”), (iv) to approve the issuance of shares of the Company’s Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of shares of the Company’s Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter, to Eastern Capital Limited, pursuant to the Marketplace Rules of the NASDAQ Stock Market (“Proposal 4”), (v) to approve on a non-binding, advisory basis, the compensation of our named executive officers (“Proposal 5”), and (vi) to hold an advisory vote approving the frequency of holding future advisory votes on the compensation of our named executive officers (“Proposal 6”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting. Shareholders voted for directors as follows:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
Ronald M. Cresswell	5,128,610	723,232	23,944,766
Tim M. Mayleben	5,144,183	707,659	23,944,766
Alan L. Rubino	4,849,863	1,001,979	23,944,766
Nelson M. Sims	5,111,297	740,545	23,944,766
Harold C. Urschel, Jr.	4,842,226	1,009,616	23,944,766
Robert L. Zerbe	4,854,165	997,677	23,944,766

The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 29,047,774 shares voted for, 569,459 shares voted against and 179,375 shares abstained from voting.

The Company’s shareholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 4,460,914 shares voted for, 1,296,951shares voted against and 93,977 shares abstained from voting.

The Company’s shareholders approved Proposal 4. The votes cast at the Annual Meeting were as follows: 3,863,841 shares voted for, 645,635 shares voted against and 1,342,366 shares abstained from voting.

The Company’s shareholders approved Proposal 5. The votes cast at the Annual Meeting were as follows: 4,947,853 shares voted for, 837,981 shares voted against and 66,008 shares abstained from voting.

The Company’s shareholders voted “Every Year” for Proposal 6. The votes cast at the Annual Meeting were as follows: 2,738,237 shares voted for “Every Year”, 365,736 shares voted “Every Two Years”, 2,505,696 shares voted “Every Three Years” and 242,173 shares abstained from voting.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2012, the Compensation Committee (the “Committee”) Board of Directors of the Company approved the 2011 bonus payments to be paid to the Company’s, Vice President of Finance, Chief Accounting Officer, Treasurer and Secretary, the Chief Scientific Officer and the Vice President Clinical Development (collectively the “NEOs”).

Under the terms of the Company’s 2011 Compensation Guidelines, each of the NEOs is eligible to receive a bonus ranging from zero to 35% of his or her target bonus.  The bonus awards were based upon the Company’s achievement of certain corporate performance goals for 2011.  The Committee concluded that the Company made substantial progress in the achievement of the performance goals and accordingly awarded bonuses equal to 80% of the target bonus for each NEO.  Dr. Bartel received a bonus in excess of 80% based on her individual contributions toward achieving the corporate objectives and consideration given to competitive compensation data for her role.  The 2011 bonuses approved by the Committee are as follows:

Name	Title	2011 Cash Bonuses
Brian D. Gibson	Vice President of Finance, Chief Accounting Officer and Treasurer	$40,000
Ronnda L. Bartel	Chief Scientific Officer	$100,000
Sharon M. Watling	Vice President Clinical Development	$70,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: May 8, 2012	By:	/s/ Tim M. Mayleben

Name: Tim M. Mayleben
Title: Chief Executive Officer and President